Exhibit 99.1

                        HARLEYSVILLE SAVINGS ASSOCIATION

                       EMPLOYEE STOCK COMPENSATION PROGRAM

         1. Purpose. This Harleysville Savings Association Employee Stock Compensation Program ("Program") is intended to secure for Harleysville Savings Association or any parent or any subsidiary thereof (the "Association") and its members and stockholders the benefits arising from ownership of the Association's common stock, par value $1.00 per share ("Common Stock"), by those selected directors, officers and other key employees of the Association who will be responsible for it's; future growth. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Association, and to provide key employees with an additional incentive to contribute to the success of the Association.

         2. Elements of the Program. In order to maintain flexibility in the award of stock benefits, the Program is comprised of four parts. The first part is the Incentive Stock Option Plan ("Incentive Plan"), The second part is the Compensatory Stock Option Plan ("Compensatory Plan"), The third part is the
Stock Appreciation Rights Plan ("S.A.R. Plan"). The fourth part is the Performance Shares Plan ("Performance Plan"). Copies of the Incentive Plan, Compensatory Plan, S.A.R. Plan, and Performance Plan are attached hereto as Part I, Part II, Part III and Part IV, respectively, and are collectively referred to herein as the "Plans." The grant of an option, appreciation right or performance under one of the Plans shall not be construed to prohibit the grant of an option, appreciation right or performance share under any of the other Plans.

         3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below.

         4. Administration of the Plans. The Plans shall be administered, construed, governed and amended in accordance with their respective terms.


                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

         Article 1. Administration. The Program shall be administered by a committee appointed by the Board of Directors of the Association and composed of not less than three directors of the Association, except that no director shall serve as a member of the committee if such person is then eligible, or has been eligible at any time during the prior twelve months, to receive stock options, stock appreciation rights, or performance shares under the Program, or under any other option, stock purchase or similar plan of the Association or its subsidiaries. The committee shall be composed of "disinterested persons" within the meaning of Rule 16b-3 promulgated pursuant to the provisions of the Securities Exchange Act of 1934. The committee, when acting to administer the Program, is referred to as the "Program Administrators." Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators. No Program Administrator or member of the Board of Directors of the Association, its parent or

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subsidiaries, shall be liable for any action or determination made in good faith with respect to the Program or to any option, stock appreciation right, or performance share granted thereunder.

         Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority in their absolute discretion:
(a) to construe and interpret the Program;  (b) to define the terms used herein;
(c) to prescribe, amend and rescind rules and regulations relating to the Program; (d) to determine the employees to whom options, appreciation rights and performance shares shall be granted under the Program; (e) to determine the time or times at which options, appreciation rights and performance shares shall be granted under the Program; (f) to determine the number of shares subject to any option or stock appreciation right under the Program and the number of shares to be awarded as performance share under the Program as well as the option price, and the duration of each option, appreciation right and performance share, and any other terms and conditions of options, appreciation rights and performance shares; (g) to terminate the Program; and (h) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program and on their legal representatives, heirs and beneficiaries.

         Article 3. Maximum Number of Shares Subject to that Program. The maximum aggregate number of shares of Common Stock available pursuant to the Plans, subject to adjustment as provided in Article 6 hereof, shall be equal to the number of shares that represent 10% of the Association's initial issuance of Common Stock. If any of the options granted under this Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the Program. If the performance objectives associated with the grant of any performance share(s) are not achieved within the specified performance period or if the performance share grant terminates for any reason before the performance objective date arrives, the shares of Common Stock associated with such performance shares shall again be available for the purposes of the Program.

         Article 4. Eligibility and Participation. Only regular full-time employees of the Association, including officers whether or not directors of the Association, or of any parent or any subsidiary, shall be eligible for selection by the Program Administrators to participate in the Program. Directors who are not full-time salaried employees of the Association shall only be eligible to participate in Plan II of the Program.

         Article 5. Effective Date and Term of Program. The Program shall become effective upon its adoption by the Board of Directors of the Association and subsequent approval of the Program by a majority of the total votes eligible to be cast at a meeting of stockholders, which vote shall be taken within 12 months of adoption of the Program by the Association's Board of Directors; provided, however, that options, appreciation rights and performance shares may be granted under this Program prior to obtaining stockholder approval of the Program, but after the Association's original issuance of Common Stock, and further provided that any such options or appreciation rights or performance shares shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of 10 years unless sooner terminated under Article 2 of the General Provisions.

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         Article  6.  Adjustments.   If  the  shares  of  Common  Stock  of  the
Association as a whole are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger consolidation,
combination,   exchange  of  shares,  other  reorganization,   recapitalization,
reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares which options, appreciation rights and performance shares may be granted under this Program. A corresponding adjustment changing the number or
kind  of  shares  allocated  to  unexercised   options,   appreciation   rights,
performance shares or portions thereof, which shall have been granted prior to any such change, stall likewise be made. Any such adjustment in outstanding options and appreciation rights shall be media, without change in the aggregate
purchase  price  applicable  to  the  unexercised   portion  of  the  option  or
appreciation right, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option or appreciation right. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

         Article 7. Termination and Amendment of Program. The Program shall terminate no later than 10 years from the date such Program is adopted by the Board of Directors, or the date such Program is approved by the stockholders, whichever is earlier . No options, appreciation rights or performance shares shall be granted under the Program after that date, Subject to the limitation contained in Article 8 of the General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the option, appreciation right, and performance shares agreements to be used hereunder; provided that no amendment or revision shall (a) increase the maximum aggregate number of shares that may be sold, appreciated, or distributed pursuant to options, appreciation rights, or performance shares granted under this Program, except as permitted under Article 6 of the General Provisions; (b) change the minimum purchase price for shares under Section 4 of Plans I and II; (c) increase the maximum term established under the Plans for any option, appreciation right or performance share; or (d) permit the granting of an option, appreciation right or performance share to anyone other than as provided in Article 4 of the General Provisions.

         Article 8. Prior Rights and Obligations. No amendment, suspension or termination of the Program shall, without the consent of the employee who has received an option, appreciation right or performance share, alter or impair any of that employee's rights or obligations under any option, appreciation right or performance share granted under the Program prior to such Amendment, suspension or termination.

         Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any options granted pursuant to the terms of this Program or the achievement of any performance objective specified in any performance share granted pursuant to the terms of this Program, no employee shall have any of the rights or privileges of a stockholder of the Association in respect of any shares of stock issuable upon the exercise of his or her option or achievement of his or her performance goal until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or achievement of any performance goal as specified in a performance share unless and until all the requirements of law and of all regulatory agencies having jurisdiction over issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any owner distributions for which the record date is prior to the date on which such stock certificate is issued.

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         Article 10.  Reservation  of Shares of Common Stock.  The  Association,
during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Association will from time to time, as is necessary to accomplish the purposes of this Program, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Association to obtain from any regulatory agency having jurisdiction the authority deemed by the Association's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Association of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

         Article 11. Tax Withholding. The exercise of any option, appreciation right or performance share granted under the Program is subject to the condition that if at any time the Association shall determine, in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of , or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option, appreciation right or performance share shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Association.

         Article 12. Employment. Nothing in the Program or in any option, stock appreciation right, or performance share award, shall confer upon any eligible employee any right to continued employment by the Association, or by its parent or subsidiary corporations, or limit in any way the right of the Association or its parent or subsidiary corporation at any time to terminate or alter the terms of that employment.

                                     PLAN I

                        HARLEYSVILLE SAVINGS ASSOCIATION
                           INCENTIVE STOCK OPTION PLAN

         Section 1. Purpose. The purpose of this Harleysville Savings Association Incentive Stock Option Plan ("Incentive Plan") is to promote the growth and general prosperity of the Association by permitting the Association to grant options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for positions of responsibility with the Association, any parent and its subsidiaries, and to provide key employees with an additional incentive to contribute to the success of the Association. The Association intends that options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"). This Incentive Plan is Part I of the Association's Employee Stock Compensation Program ('Program'). Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

         Section 2. Option Terms and Conditions. The terms and conditions of options granted under the Incentive Plan may differ from one another as the Program Administrators shall, in their

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discretion,  determine,  as long as all options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

         Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Incentive Plan shall expire on the date determined by the Program Administrators, but in event shall any option granted under the Incentive Plan expire later than 10 years from the date on which the option is granted, except that any employee who owns more than 10% of the combined voting power of all classes of stock of the Association, or of its parent or subsidiary, must exercise any options within five years from the date of grant. In addition, each option shall be subject to early termination as provided in the Incentive Plan.

         Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option; except that for any employee who owns more than 10% of the combined voting power of all classes of stock of the Association, or of its parent or subsidiary, the purchase price shall not be less than 110% of fair market value. Fair market value shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and further provided, however, that if at the time the determination of fair market value is made, those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported the fair market value of those shares shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted. For purposes of this Section 4, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over- the-counter market.

         Section 5. Maximum Amount of Options in Any Calendar Year. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options, as defined in Code Section 422A(b), are exercisable for the first time by any employee during any calendar year (under the terms of this Plan and all such plans of the Association and any subsidiary) shall not exceed $100,000.

         Section 6. Exercise of Options. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Program Administrators. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Association or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option; provided that the form(s) of payment allowed the employee shall be established when the option is granted. If, any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Program Administrators in accordance with Section 4 of this Incentive Plan.

         Section  7.   Acceleration  of  Right  of  Exercise  of   Installments.
Notwithstanding the first sentence of Section 6 of this Incentive Plan, in the event the Association or its stockholders enter into

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an  agreement to dispose of all or  substantially  all of the assets or stock of the Association by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of the Incentive Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Association and ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this incentive Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 7 on account of any agreement to dispose of all or substantially all of the assets or stock of the Association by means of a sale, merger or other reorganization, liquidation, or otherwise where the stockholders of the Association immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Association or some other entity, immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to the Incentive Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 6 of this Incentive Plan, in the event of a change in control of the Association or threatened change in control of the Association as determined by a vote of not less than a majority of the Board of Directors of the Association, all options granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Association by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Incentive Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Association the full Board of Directors of the Association shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         Section 8. Written Notice Required. Any option granted pursuant to the terms of the Incentive Plan shall be exercised when written notice of that exercise has been given to the Association at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Association.

         Section 9. Compliance With Securities Laws. Shares of Common Stock shall not be issued with respect to any option granted under the Incentive Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitations the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Association with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted under the Incentive Plan ("Optionee") to

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furnish evidence satisfactory to the Association, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his ci her option restricting their transferability as required by law or by this Section 10.

         Section 10. Employment of Optionee. Each Optionee, if requested by the Program Administrators when the option is granted, must agree in writing as a condition of receiving his or her option that he or she will remain in the employ of the Association or any parent or subsidiary corporation of the Association (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), as the case may be, following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in the Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Association, or its subsidiary corporations, or limit in any way the right of the Association or any of its subsidiary corporations at any time to terminate or alter the terms of that employment.

         Section 11. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by the Association or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), for any reason other than death or disability, his or her opinion shall immediately terminate; provided, however, that the Program Administrator may, at the time an option is granted, in their discretion, allow such option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or the Incentive Plan otherwise provides for earlier termination.

         Section 12. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Association or any parent or sub sidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), the option may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.

         Section 13. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Association or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction, to which Section 425(a) of the Code applies), or within three months after ceasing to be an employee thereof, his or her option shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

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         Section 14. Options Not  Transferable.  Options granted pursuant to the terms of the Incentive Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

         Section 15. Adjustments to Number and Purchase Price of Optioned Shares. All options granted pursuant to the terms of this Incentive Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of this Program.

                                     PLAN II

                        HARLEYSVILLE SAVINGS ASSOCIATION
                         COMPENSATORY STOCK OPTION PLAN

         Section 1. Purpose. The purpose of this Harleysville Savings Association Compensatory Stock Option Plan ("Compensatory Plan") is to permit the Association to grant options to purchase shares of its Common Stock to selected directors, officers and full-time, key employees of the Association. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Association and its subsidiaries, and to provide key employees with an additional incentive to contribute to the success of the Association. Any option granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended ("Code"). This Compensatory Plan is Part II of the Association's Employee Stock Compensation Program ("Program'). Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the Program.

         Section 2. Option Terms and Conditions. The terms and conditions of options granted under this Compensatory Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all options granted under the Compensatory Plan satisfy the requirements of the Compensatory Plan.

         The maximum number of shares of Common Stock for which options may be granted under the Compensatory Plan to all directors who are not full-time salaried employees of the Association or its subsidiaries shall not exceed twenty percent of the shares of Common Stock covered by the Program.

         Section 3. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Program Administrators, but in no event shall any option granted under the Compensatory Plan expire later than 10 years and one month from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Compensatory Plan.

         Section 4. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall be equal to or less than the fair market value of the shares at the time of the grant of the option, as determined by the Program Administrators at the time of grant

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on the basis of such factors as they deem appropriate;  provided,  however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, shall never lapse. If at the time the determination, the shares of the Association are admitted to trading on a national securities exchange for which sales prices are regularly reported, the fair market value of those shares shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted. For purposes of this Section 4, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

         Section 5. Exercise of Options. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators. No options may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Association or by shares of Common Stock, if permitted by the Program Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Program Administrators in accordance with Section 4 of this Compensatory Plan.

         Section 6. Acceleration of Right of Exercise of Installments. Notwithstanding the first sentence of Section 5 of this Compensatory Plan, if the Association or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Association by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Association and ending when the disposition of assets or stock contemplated by that agreement is consummated, or the option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan whichever occurs first; provided, however, that no option shall be immediately exercisable under this
Section 6 on account of any agreement to dispose of all or substantially all of the assets or stock of the Association by means of a sale, merger or other reorganization, liquidation, or otherwise where the stockholders of the Association immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Association or some other entity, immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated, but rather is terminated, cancelled or expires, the options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 5 of this Compensatory Plan, in the event of a change in control of the Association, or threatened change in Control of the Association as determined by a vote of not less than a majority of the Board of Directors of the Association, all options granted prior to such change in control or threatened change in control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Association by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Compensatory Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition or offer to acquire, 10% or more of the voting securities of the Association, the full Board of Directors of the Association shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         Section 7. Written Notice Required. Any option granted pursuant to the terms of this Compensatory Plan shall be exercised when written notice of that exercise has been given to the Association at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Association.

         Section 8. Compliance with Securities Laws. Shares shall not be issued with respect to any option granted under the Compensatory Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitations the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Association with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted ("Optionee") to furnish evidence satisfactory to the Association, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as required by law or by this Section 8.

         Section 9. Employment of Optionee. Each Optionee, if requested by the Program Administrators, must agree in writing as a condition of the granting of his or her option, to remain in the employment of the Association or its parent or any of its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in this Compensatory Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Association or any of its subsidiaries, or limit in any way the right of the Association or any subsidiary at any time to terminate or alter the terms of that employment.

         Section 10. Option Rights Upon Termination of Employment. If any Optionee under this Compensatory Plan ceases to be employed by the Association, its parent, or any of its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), for any reason other than disability or death, his or her option shall immediately terminate; provided, however, that the Program Administrators may, in their discretion, allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within three months after the date of termination of employment, unless either the option or this Compensatory Plan otherwise provides for earlier termination.

         Section 11. Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Association, or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), the Program Administrators, in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the opinion or the Incentive Plan otherwise provides for earlier termination.

         Section 12. Option Rights Upon Death of Optionee. Except as otherwise limited by the Program Administrators at the time of the grant of an option, if an Optionee dies while employed by the Association, its parent, or any of its subsidiaries, (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

         Section 13. Options Not Transferable. Options granted pursuant to the terms of this Compensatory Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

         Section 14. Adjustments to Number and Purchase Price of Optioned Shares. All option granted pursuant to the terms of this Compensatory Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.

                                    PLAN III

                        HARLEYSVILLE SAVINGS ASSOCIATION
                         STOCK APPRECIATION RIGHTS PLAN

         Section 1. Purpose. The purpose of this Harleysville Savings Association Stock Appreciation Rights Plan ("S.A.R. Plan") is to permit the Association to grant stock appreciation rights for its Common Stock to its full-time, key employees. The S.A.R. Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Association and its subsidiaries and to provide key employees with an additional incentive to contribute to the success of the Association. This S.A.R. Plan is
Part III of the Association's Employee Stock Compensation Program ("Program").

         Section 2. Terms and Conditions. The Program Administrators may, but shall not be obligated to, authorize, on such terms and conditions as they deem appropriate in each case, the Association to accept the surrender by the recipient of a stock option granted under Plan I or Plan II of the right to exercise that option, or portion thereof, in consideration for the payment by the Association of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such option, or portion thereof, surrendered, over the option price of such shares. Such payment at the discretion of the Program Administrators, may be made in shares of Common Stock valued at the then fair market value thereof, determined as provided in Section 4 of Plan I, or in cash or partly in cash and partly in shares of Common Stock; provided that with respect to rights granted in tandem with incentive stock options, the Program Administrators shall establish the form(s) of payment allowed the Optionee at the date of grant. The Program Administrators shall not be authorized to make payment to any Optionee in shares of the Association's Common Stock unless
Section 83 of the Internal Revenue Code of 1986, as amended ("Code"), would apply to the Common Stock transferred to the Optionee. Notwithstanding the foregoing, the Association may not permit the exercise and cancellation of a stock appreciation right issued pursuant to this S.A.R. Plan until the Association has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 for a period of at least one year prior to the exercise and cancellation of any such stock appreciation right.

         Section 3. Time Limitations. Any election by an Optionee to exercise the stock appreciation rights provided in this S.A.R. Plan shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Association pursuant to the requirements of the Securities Exchange Act of 1934 and ending on the twelfth business day following such date. The required release of information shall be deemed to have been satisfied when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available.

         Section 4. Exercise of Stock Appreciation Rights; Effect on Stock 0ptions and Vice- Versa. Upon the exercise of a stock appreciation right, the number of shares available under the stock option to which it relates shall decrease by a number equal to the number of shares for which the right was exercised. Upon the exercise of a stock option, any related stock appreciation right shall terminate as to any number of shares subject to the right that exceeds the total number of shares for which the stock option remains unexercised.

         Section 5. Time of Grant, with respect to options granted under Plan I stock appreciation rights must be granted concurrently with the stock options to which they relate; with respect to options granted under Plan II, stock appreciation rights may be granted concurrently or at any time thereafter prior to the exercise or expiration of such options.

         Section 6. Non-Transferable. The holder of a stock appreciation right may not transfer or assign the right otherwise than by will or im accordance with the laws of descent and distribution. Furthermore, in the event of the termination of his or her service with the Association as a director, officer and/or employee, the right may be exercised only within the period, if any, which the option to which it relates may be exercised.

         Section 7. Tandem Incentive Stock Option - Stock Appreciation Right. Whenever an incentive stock option, pursuant to Plan I and a stock appreciation right authorized hereunder are granted together and the exercise of one affects the right to exercise the other, the following requirements shall apply:

       ( 1 ) The stock appreciation right will expire no later than the expiration of the underlying incentive stock option;

       ( 2 ) The stock appreciation right may be for no more than the difference between the exercise price of the underlying option and the market price of the Stock subject to the underlying option at the time the stock appreciation right is exercised;

       ( 3 )  The  stock  appreciation  right  is  transferable  only  when  the
underlying   incentive  stock  option  is  transferable,   and  under  the  same
conditions;

       ( 4 ) The stock appreciation right may be exercised only when the underlying incentive stock option is eligible to be exercised; and

       ( 5 ) The stock appreciation right may be exercised only when the market price of the stock subject to the option exceeds the exercise price of the stock subject to the option.

         Section 8. Tandem Stock Option - Limited Stock Appreciation Right. The Program Administrators may provide that any tandem stock appreciation right granted pursuant to Section 8 hereof be a limited stock appreciation right, in which event:

         ( 1 ) The limited stock appreciation right shall be exercisable during the period beginning on the first day following the expiration of an Offer (as defined below) and ending on the thirtieth day following such date (but in no event less than six months after the date of grant of the right);

         ( 2 ) Neither the option tandem to the limited stock appreciation right nor any other stock appreciation right tandem to such option may be exercised at any time that the limited stock appreciation right may be exercised, provided that this requirement shall not apply in the case of an incentive stock option tandem to a limited stock appreciation right if and to the extent that the Program Administrators determine that such requirement is not consistent with applicable statutory provisions regarding incentive stock options and the regulations issued thereunder;

         ( 3 ) Upon exercise of the limited stock appreciation right, the fair market value of the shares to which the right relates for purposes of Section 4 of Plan I shall be determined as the highest price per share paid in any Offer that is in effect a any time during the period beginning on the sixtieth day prior to the date on which the limited stock appreciation right is exercised and ending on such exercise date; provided, however, with respect to a limited stock appreciation right tandem to an incentive stock option, the Program Administrators shall determine fair market value of such shares in a different manner if and to the extent that the Program Administrators deem necessary or desirable to conform with applicable statutory provisions regarding incentive stock options and the regulations issued thereunder.

         The term "Offer" shall mean any tender offer or exchange offer for shares of the Association, provided that the person making the offer acquires shares of the Association's capital stock pursuant to such offer.

         Section 9. Sequential Exercise Restriction Effects. For the Purposes of
Section 9 of Plan I, a tandem incentive stock option - stock appreciation right will be considered exercised in full when either the underlying incentive stock option or the stock appreciation right is fully exercised.

         Section 10. Request for Reports. A copy of the Association's annual report to stockholders shall be delivered to each Optionee. Upon written request, the Association shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report and each Form 10-Q Quarterly Report and Form 8-K Current Report filed with the Federal Home Loan Bank Board since the end of the Association's prior fiscal year.

                                     PLAN IV

                        HARLEYSVILLE SAVINGS ASSOCIATION
                             PERFORMANCE SHARE PLAN

         Section 1. Purpose. The purpose of this Harleysville Savings Association Performance Share Plan ("Performance Plan") is to promote the growth and general prosperity of the Association by permitting the Association to grant performance shares to help attract and retain superior personnel for positions of substantial responsibility with the Association and its subsidiaries, and to provide key employees with an additional incentive to contribute to the success of the Association. This Performance Plan is Part IV of the Association's Employee Stock Compensation Program ("Program").

         Section 2. Terms and Conditions. The Program Administrators may grant performance shares to any employee eligible under Article 4 of the General Provisions. Each performance share grant confers upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Association contingent upon the achievement of specified performance objectives within a specified period. The Program Administrators shall specify the performance objective and the period of duration of the performance share grant at the time that such performance share is granted. Any performance shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected employee upon the completion of specified conditions. The grant of an opportunity to receive performance shares shall not entitle the affected employee to any rights to specific fund(s) or assets of the Association, its parent or subsidiaries.

         Section 3. Cash in Lieu of Stock. In lieu of some or all of the shares earned by achievement of the specified performance objectives within the specified period, the Program Administrators may distribute cash in an amount equal to the fair market value of the Common Stock at the time that the employee achieves the performance objective within the specified period. Such fair market value shall be determined by Section 4 of Plans I and II, on the business day next preceding the date of payment.

         Section 4. Performance Objective Period. The duration of the period within which to achieve the performance objectives is to be determined by the Program Administrators. The period may not be less than one year nor more than five years from the date the performance share is granted.

         Section 5. Non-Transferable. A participating employee may not transfer or assign a performance share.

         Section 6. Performance Share Rights Upon Death or Termination of Employment. If a participating employee dies or terminates service with the Association, its parent, or any subsidiary (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), prior to the expiration of the performance objective period, any performance shares granted to him during that period are terminated.

         Section 7. Tax Consequences. No federal income tax consequences are incurred by the Association or the participating employee at the time a performance share is granted. However, if the specified performance objectives are met, the employee will realize ordinary income at the end of the award period equal to the amount of cash or the fair market value of the stock received by him or her. The Association will ordinarily be entitled to a deduction tor federal income tax purposes at the same time and in the same amount, . The Program Administrators shall be authorized to make payment in shares of Common Stock only if Section 83 of the Internal Revenue Code of 1986, as amended, would apply to the transfer of Common Stock to the employee.